                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is effective as of November 14, 1996 (the "Effective Date"), by and between Advance ParadigM, Inc. (the "Company") and John H. Sattler (the "Employee").

WHEREAS, the Company and Employee desire to enter into this Agreement pursuant to which the Company will employ Employee in the capacity of Senior Vice President-Sales and Marketing, for the period and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

     1. EMPLOYMENT AND DUTIES. The Company hereby employs Employee, and Employee hereby accepts such employment, in the capacity of Senior Vice President-Sales and Marketing of the Company to act in accordance with the terms and conditions hereinafter set forth. During the term of this Agreement, Employee agrees (1) that this position will be his full-time employment; (2) that through this position Employee will receive special training and have access to confidential information and trade secrets more fully explained in
Section 7 which he agrees not to disclose or use adversely to Company's interests; (3) that he will devote his reasonable best efforts and all of his business time, attention and skills to the successful continuation of the business heretofore conducted by the Company; and (4) that he will perform such duties, functions, responsibilities and authority, as are commensurate with the position of Senior Vice President-Sales and Marketing in connection with the foregoing and as are from time to time delegated to Employee by the Board of Directors of the Company (the "Board").

     2. TERM. The employment of Employee shall commence on the Effective Date and shall end on the third anniversary thereof (the "Term").

     3. COMPENSATION. In consideration of the services to be rendered by Employee to the Company hereunder including compliance with the covenants and agreements herein, the Company hereby agrees to pay or otherwise provide Employee the following compensation and benefits, it being understood that the Company shall have the right to deduct all taxes which may be required to be deducted or withheld under any provision of applicable law (including but not limited to Social Security payments, income tax withholding and other required deductions now in effect or which may become effective by law any time during the Term):

     (a) SALARY. Employee shall receive an annual salary of One Hundred Fifty-Five Thousand Dollars ($155,000) ("Base Salary"), to be paid in biweekly installments in accordance with the Company's salary payment practices in effect from time to time for senior managers of the Company. The Base Salary may be reviewed by the Board from time to time to determine the amount of any increases; provided that during the Term, the Base Salary will be subject to annual increases of at least $10,000.

     (b) BONUS PAYMENTS. In addition to the Base Salary, Employee shall be entitled to receive, and the Company shall pay, bonuses to the Employee under the Company's executive incentive compensation plan as approved by the Board of Directors.

     (c) BENEFIT PLANS. Employee shall be entitled to participate in any health, accident, disability and life insurance programs, and any other fringe benefit program (including a 401(k) savings plan), which the Company may adopt and implement for the benefit of the Company's employees.

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     (d)  FRINGE BENEFITS.  The Company shall provide Employee with the fringe benefits listed on Exhibit "A" attached hereto.

     (e) EXPENSES. Employee shall be entitled to receive reimbursement for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder; provided, however, that Employee has complied with all policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Company.

     (f) VACATION AND SICK LEAVE. During the Term of employment, Employee shall be permitted to take vacations with such frequency and of such duration as are consistent with the executive vacation policies of the Company in effect on the date of this Agreement so long as the absence of Employee does not interfere in any material respect with the performance by Employee of Employee's duties hereunder. Employee shall also be entitled to sick leave according to the sick leave policy which the Company may adopt from time to time.

     4.  TERMINATION.

     (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Employee's death. If the Company determines in good faith that the Disability of the Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" means disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     (b) CAUSE. The Company may terminate the Employee's employment for "Cause." For purposes of this Agreement, "Cause" means:

          (i) an act or acts of personal dishonesty taken by the Employee at the expense of the Company;

          (ii) a material violation or repeated violations by the Employee of the Employee's obligations under Section 1 of this Agreement which are demonstrably willful or deliberate on the Employee's part;

          (iii) the conviction of the Employee of a felony or misdemeanor that adversely affects the Company's business, reputation or standing in the community;

          (iv) repeated failure on the part of Employee to obey or carry out reasonable directives from the Board of Directors or Employee's supervisor which are consistent with this Agreement and pertain to Employee's employment with the Company; or

          (v) poor work performance and failure to cure such poor work performance within three months from the date that the Chief Executive Officer of the Company gives Employee written notice of the specific performance criteria which Employee is failing to meet.

     (c) EMPLOYEE'S RIGHT TO TERMINATE. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means:

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          (i)  The Company causes Employee's position, authority, duties or responsibilities to be reduced from the position described in Section 1 of this Agreement;

          (ii) Any material failure by the Company to comply with the provisions of Section 3 of this Agreement other than immaterial or isolated failures that do not occur in bad faith and are remedied by the Company promptly upon notice given by the Employee;

          (iii) Any termination by the Company of the Employee otherwise than as expressly permitted by this Agreement.

     (d) WITHOUT CAUSE. The Company may, at its option, terminate Employee's employment without Cause at any time upon written notice to Employee.

     (e) NOTICE OF TERMINATION. Any termination of Employee's employment by the Company with or without Cause or by the Employee under Section 4(d) shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 11 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means any reasonable notice which:

          (i) indicates the specific termination provision in this Agreement relied upon;

          (ii) in the event of termination for Cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated; and

          (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date.

     (f) DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or the date specified therein, as the case may be; provided, however, that:

          (i) if the Employee' s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination,

          (ii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be, and

          (iii)  if Employee terminates his employment under Section
4(d) hereof, the Date of Termination shall be a date not earlier than ninety
(90) calendar days following delivery of notice of such termination.

     5.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

     (a) DEATH. If the Employee's employment is terminated by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued or earned and vested by the Employee as of the Date of Termination, including, for this purpose

          (i) the Employee's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination, and

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

          (ii) the amount of any bonus earned by the Employee for the fiscal year through the Date of Termination, and

          (iii) any compensation previously deferred by the Employee (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as "Accrued Obligations"), and

          (iv) the right to exercise vested options to purchase the Company's common stock in accordance with the terms and conditions of the applicable stock option plan and stock option agreement.

All Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Notwithstanding anything in this Agreement to the contrary, the Employee's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of employees of the Company under such plans, programs, practices and policies relating to family death benefits, if any, in effect at the time of Employee's death.

     (b) DISABILITY. If the Employee's employment is terminated by reason of the Employee's Disability, this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the employee in a lump sum in cash within 30 days of the Date of Termination. Notwithstanding anything in this Agreement to the contrary, the Employee shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company to disabled employees or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in effect at any time after the Effective Date.

     (c) CAUSE. If the Employee's employment shall be terminated for Cause under clause (i), (ii), (iii) or (iv) of Section 4(b) hereof, all obligations of the Company hereunder shall terminate other than the obligation to pay to the Employee the Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Employee (together with accrued interest thereon). If Employee's employment shall be terminated for Cause under clause
(v) of Section 4(b) hereof, all obligations of the Company hereunder shall terminate other than the obligation to continue, in accordance with the Company's normal payroll procedures, to pay Employee his Base Salary for a period of six (6) months from the Date of Termination. Following termination for Cause, Employee shall have three (3) months to exercise any vested but unexercised options previously granted to Employees.

     (d) GOOD REASON. If Employee shall terminate his employment under Section 4(c) hereof, (i) the Company's obligations to Employee shall terminate other than the obligation to pay the Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Employee, if any, consistent with Company policy, and (ii) as of the date that notice of termination is delivered to the Company under Section 4(c), Employee shall have three (3) months to exercise any vested but unexercised options previously granted to Employee to purchase shares of the Company's Common Stock.

     (e) OTHER THAN FOR CAUSE OR DISABILITY. If, during the Term, the Company shall terminate the Employee's employment other than for Cause, Disability, or death, or Employee shall terminate

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

for Good Reason the Company shall continue in accordance with the Company's normal payroll procedures to pay Employee his Base Salary for a period of twelve (12) months from the Date of Termination or for the remaining term of this Agreement, whichever period is shorter (the "Severance Period"); provided, however, that in no event shall the severance period be shorter than six (6) months. During the Severance Period, the Company shall continue benefits to Employee and the Employee's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b) of this Agreement if the Employee's employment had not been terminated or provide continuation coverage as set forth under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, at the option of the Board of Directors of the Company.

     (f)     CHANGE OF CONTROL.  The foregoing notwithstanding, if the
Company shall terminate Employee's employment other than for Cause, disability or death following a Change of Control (as defined below), the Company shall continue in accordance with its normal payroll procedures to pay Employee his Base Salary for a period of eighteen (18) months from the Date of Termination. A "Change of Control" shall mean a sale of substantially all of the common stock of the Company or a merger in which the Company is not the surviving corporation.

     6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company and for which the Employee may qualify. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

     7. CONFIDENTIALITY. Employee acknowledges that during the course of his performance of services for the Company he will acquire knowledge with respect to the Company's business operations, including, by way of illustration, the Company's existing and contemplated services, products, trade secrets, ideas, know how, formulas, models, compilations, processes, computer code generated or developed, software or programs and related documentation, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists and purchasing habits, supplier lists, and other confidential information relating to the Company's policy, operating strategy and/or business strategy (all of such information herein referred to as the "Confidential Information"); provided, that the term Confidential Information shall not include information which is generally known to the public or the industry other than as a result of Employee's breach. Employee shall not use, in any way, or disclose any of the Confidential Information, directly or indirectly, either during the term of his employment or at anytime thereafter, except as required in the course of his employment. Employee acknowledges that all computer code, programs, files, records, documents, information, data and similar items and documentation relating to the business of the Company (including all copies thereof), whether prepared by Employee or otherwise, are the exclusive property of the Company unless owned by Employee and, upon termination of Employee's employment with the Company (for whatever reason), Employee shall not take with him, but shall leave with the Company, all such computer code, programs, files, records, documentation, information, data and similar items and documentation relating to the business of the Company (including all copies thereof). The obligations of this Section 7 are continuous and shall survive the termination of Employee's employment with the Company.

     8. INVENTIONS AND PATENTS. Employee agrees that all inventions, ideas, innovations, improvements or discoveries relating to the business or the Company of the Company's method of conducting business (including new contributions, improvements, ideas

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

and discoveries, whether patentable or copyrightable or not) conceived or made by him during his employment with the Company shall be, and hereby are, assigned to the Company. Employee will promptly disclose such inventions, ideas, innovations or improvements to the Board of Directors or Chief Executive Officer of the Company and perform all actions reasonably requested by the Board or Chief Executive Officer to establish and confirm such ownership. The expense of securing any such patents shall be borne by the Company.

     9. NO OTHER BUSINESS. During the term of Employee's employment, Employee agrees that he will not, directly or indirectly, except with the express written consent of the Board of Directors of the Company, become engaged in, render services to, permit his name to be used in connection with, own, manage, operate, control, be employed by, participate in, consult with, or be connected in any manner (whether as an officer, director, employee, agent, consultant, stockholder (other than as the holder of less than 2% of the aggregate outstanding shares of a class of equity securities publicly traded on a national securities exchange or quotation system or other capacity) with the ownership, management, operation or control of, any business or enterprise other than the business of the Company and its subsidiaries except that Employee may devote a limited amount of time to assisting his spouse with her sailboat charter business.

     10. NONINTERFERENCE. Employee agrees that during the term of his employment and for the one-year period following the termination of Employee's employment by the Company or its subsidiaries, Employee shall not, directly or indirectly, whether as principal, agent, officer, employee, investor, consultant, stockholder, or otherwise, alone or in association with any other person:

     (a) Induce or attempt to influence any employee of the Company or any subsidiary to terminate his or her employment with the Company or any subsidiary of the Company,

     (b) Disparage the good name or reputation of the Company, the Company's affiliates, or business of the Company or engage in any conduct that brings the Company, the Company's affiliates, or the Company's business into public ridicule or disrepute; or

     (c) Solicit, induce or encourage any customer, prospective customer, consultant, independent contractor, drug manufacturer or supplier of the Company to cease to do business with the Company. For purposes of this section, "prospective customer" shall mean any party who has had contact with Company or its subsidiaries within the four-month period immediately preceding termination of employment hereunder.

     11. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addressees at the addresses specified below.

     If to Employee:     Mr. John H. Sattler
                         641 Hawthorn Circle
                         Highland Village, Texas 75067
                         Phone No.: (972) 318-0103
                         Fax No.: (972) 318-0243

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

     If to the Company:  c/o Advance ParadigM, Inc.
                         545 E. John Carpenter Freeway
                         Suite 1900
                         Irving, Texas 75062
                         Attention: David D. Halbert
                         Phone No.: (972) 830-6199
                         Fax No.: (972) 830-6196

or to such other address or fax number as either party may from time to time designate in writing to the other.

     12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or recision of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the parties hereto.

     13. GOVERNING LAW. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Texas.

     14. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Subject to the prior written consent of Employee, the rights, duties and obligations under this Agreement are assignable by the Company to a successor of all or substantially all of the business or assets of the Company. The rights, duties and obligations of Employee under this Agreement shall not be assignable.

     15. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision in any other jurisdiction, but this Agreement will be reformed. construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein except that any court having jurisdiction shall have the power to reduce the duration, area or scope of such invalid, illegal or unenforceable provision and, in its reduced form, it shall be enforceable. It is the intent of the parties hereto that the provisions hereof be enforceable to the fullest extent permitted by applicable law. This Agreement may be enforced by the Company or any of its affiliates engaged in the Business.

     16. SURVIVAL. No termination of Employee's employment by any of the parties hereto shall reduce or terminate Employee's covenants and agreements in Sections 7, 8, 9 and 10 hereof.

     17. REMEDIES. The parties to this Agreement shall be entitled to enforce his or its rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive

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

relief in order to enforce or prevent any violations of the provisions of this Agreement. Such injunction or decree shall be available without the posting of any bond or other security.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   ADVANCE PARADIGM, INC.


                                   By:  /s/ David D. Halbert
                                        ---------------------------
                                        David D. Halbert, President


                                   EMPLOYEE

                                   By:  /s/ John H. Sattler
                                        ---------------------------
                                        John H. Sattler















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                                   EXHIBIT 'A'

                                 Fringe Benefits

1. STOCK OPTIONS. As further consideration for Employee's continued employment by the Company, the Company has granted to Employee the following incentive stock options:

     (a) On October 7, 1996, Employee was granted an incentive option (the "Option") to purchase 12,500 shares of the Common Stock of the Company with an exercise price of $9.00 per share. The option shall be subject to and granted under the Company's 1993 Incentive Stock Option Plan. The option shall vest and become exercisable as to twenty percent (20%) of the total shares on each of the first five anniversaries of the date of grant; provided, however, that immediately prior to the consummation of any sale to or merger with an outside entity gaining 50% or greater ownership of API, the Option shall become, without further act or deed, exercisable as to 100% of the Shares.

     (b) On December 23, 1996, Employee was granted an incentive option to purchase 20,000 shares of the Common Stock of the Company. The option is subject to and granted under the Company's 1993 Incentive Stock Option Plan.
The option shall vest and become exercisable as to 33-1/3% of the total shares represented thereby on each of the first three anniversaries of the date of grant; provided, however, that immediately prior to the consummation of any sale to or merger with an outside entity gaining 50% or greater ownership of the Company, the option shall become, without further act or deed, exercisable as to 100% of the shares. The exercise price of the option is $12.75 per share.

2. CAR ALLOWANCE. Employee shall be provided a $525 per month car allowance. At year end, the value of this benefit will be reported as required by the IRS regulations on Employee's Form W-2.

3. CLUB MEMBERSHIP. Employee shall be provided a court or racquet club membership to the Las Colinas Sports Club. Cost of such membership shall be paid by Company.








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